Exhibit 10.1

AMENDMENT

This Amendment (this “Amendment”), dated as of June 29, 2005, is entered into by and between BIODELIVERY SCIENCES INTERNATIONAL, INC., a Delaware corporation (the “Company”), and LAURUS MASTER FUND, LTD., a Cayman Islands company (“Laurus”), for the purpose of amending the terms of (i) the Secured Convertible Term Note, dated February 22, 2005 (as amended, modified or supplemented from time to time, the ”Term Note”) issued by the Company to Laurus and (ii) that certain Registration Rights Agreement, dated as of February 22, 2005, by and between the Company and Laurus (as amended, modified or supplemented from time to time, the “Registration Rights Agreement”). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Term Note.

WHEREAS, the Company and Laurus have agreed to make certain changes to the Term Note and the Registration Rights Agreement as set forth herein; and

WHEREAS, Laurus has agreed to postpone the obligation of the Company to make certain scheduled amortization payments in accordance with the terms of the Term Note as set forth herein and, in consideration therefore and in consideration of the other agreements set forth herein, the receipt of which is hereby acknowledged, the Company has agreed to issue an additional common stock purchase warrant to Laurus to purchase up to 22,500 shares of the Common Stock of the Company at an exercise price of $0.001 per share (the “New Warrant”);

NOW, THEREFORE, in accordance with Section 5.5 of the Term Note and in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto amend the Term Note and, as applicable, all the Related Agreements, and agree as follows:

1. Laurus hereby agrees that the Company shall not be required to pay the Monthly Principal Amount due on the first business day of June 2005, July 2005, August 2005, September 2005, October 2005 and November 2005 on such dates, and instead such Monthly Principal Amounts shall be due and payable, in either cash of stock, as provided for in the Term Note, on the Maturity Date. In consideration of the agreement set forth in the immediately preceding sentence, and the other agreements contained herein, the receipt of which is hereby acknowledged, the Company hereby agrees to issue to Laurus the New Warrant. The Company and Laurus hereby agree that the New Warrant constitutes a “Warrant” under and as defined in the Registration Rights Agreement.

2. The Company hereby agrees, to the extent necessary to comply with Nasdaq Marketplace Rule 4350(i)(1)(D)(ii) with respect to the issuance of the New Warrant, to either (i) promptly call a stockholders meeting to solicit stockholder approval for the issuance of the shares of Common Stock hereunder in excess of the Maximum Common Stock Issuance or (ii) provide for a stockholder vote on such approval in the proxy statement and related materials for the Company’s 2005 annual meeting of stockholders. Laurus agrees that it shall not vote any shares of Common Stock held by Laurus at any such meeting in connection with the approval of any issuance of Common Stock by the Company to Laurus.

3. This Amendment shall be effective as of the date hereof following (i) the execution and delivery of same by each of the Company and Laurus and (ii) the execution and delivery of the New Warrant by the Company to Laurus.

3. Except as specifically set forth in this Amendment, there are no other amendments to the Term Note or the Registration Rights Agreement, or any of the Related Agreements entered into therewith, and all of the other forms, terms and provisions of the Term Note and the Registration Rights Agreement and such Related Agreements shall remain unmodified and in full force and effect.

4. The Company hereby represents and warrants to Laurus that as of the date hereof, after giving effect to this Amendment (the terms of which shall not constitute an Event of Default), (i) no Event of Default exists and is continuing and (ii) all representations, warranties and covenants made by Company in connection with the Term Note, the Purchase Agreement and the Registration Rights Agreement are true, correct and complete and all of Company’s and its Subsidiaries’ covenant requirements have been met.

5. This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and permitted assigns. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

* * * *

IN WITNESS WHEREOF, each of the Company and Laurus has caused this Amendment to be effective and signed in its name effective as of the date set forth above.

BIODELIVERY SCIENCES INTERNATIONAL, INC.

By:	/s/ James A. McNulty
Name:	James A. McNulty
Title:	Secretary, Treasurer and CFO

LAURUS MASTER FUND, LTD.

By:	/s/ Eugene Grin
Name:	Eugene Grin
Title:	Director

3